Exhibit 10.18

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of July 18, 2008 (the “Effective Date”) between SILICON VALLEY BANK, a California corporation and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”), and DEMANDWARE, INC., a Delaware corporation (“Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

1	ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2	LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1 Revolving Advances.

(a) Availability. Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

2.1.2 Letters of Credit Sublimit.

(a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrower’s account. The aggregate undrawn amounts of the Letters of Credit issued and outstanding hereunder shall at all times reduce the amount otherwise available for Advances under the Revolving Line. The face amount of outstanding Letters of Credit (including drawn but unreirmbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $3,000,000, inclusive of Credit Extensions relating to Sections 2.1.3 and 2.1.4 The aggregate amount available to be used for the issuance of Letters of Credit may not exceed the Availability Amount. If, on the Revolving Line Maturity Date, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto except Bank’s gross negligence or willful misconduct.

(b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

(c) Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

(d) To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

2.1.3 Foreign Exchange Sublimit. As part of the Revolving Line, Borrower may enter into foreign exchange contracts with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”). FX Forward Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding FX Forward Contract (such maximum shall be the “FX Reserve”). The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve. The amount otherwise available for Credit Extensions under the Revolving Line shall be reduced by an amount equal to ten percent (10%) of each outstanding FX Forward Contract (the “FX Reduction Amount”). Any amounts needed to fully reimburse Bank will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

2.1.4 Cash Management Services Sublimit. Borrower may use up to $3,000,000, inclusive of Credit Extensions relating to Sections 2.1.2 and 2.1.3, of the Revolving Line for Bank’s cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”). Any amounts Bank pays on behalf of Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

2.2 Overadvances. If, at any time the sum of (a) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services), plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (c) the FX Reduction Amount exceeds the lesser of either the (i) Revolving Line or (ii) the aggregate of (A) Borrowing Base, plus (B) One Million Two Hundred Fifty Thousand Dollars ($1,250,000), Borrower shall immediately pay to Bank in cash such excess.

2.3 Payment of Interest on the Credit Extensions.

(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of: (i) seven percent (7.0%), and (ii) one and one-quarter of one percentage point (1.25%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default. Obligations shall bear interest at a rate per annum which is four (4%) percentage points above the rate that is otherwise applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(d) 360-Day Year. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(e) Debit of Accounts. Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

(f) Payments. Unless otherwise provided, interest is payable monthly on the Payment Date of each month. Payments of principal and/or interest received after 3:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

2.4 Fees. Borrower shall pay to Bank:

(a) Commitment Fee. A fully earned, non-refundable commitment fee of Thirty Thousand Dollars ($30,000), on the Effective Date;

(b) Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance, each anniversary of the issuance, and the renewal of such Letter of Credit by Bank;

(c) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to 0.25% per annum of the average unused portion of the Revolving Line, as reasonably calculated by Bank. The unused portion of the Revolving Line, for the purposes of this calculation, shall include amounts reserved under the Cash Management Services Sublimit for products provided and under the Foreign Exchange Sublimit for FX Forward Contracts. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder; and

(d) Bank Expenses. All Bank Expenses incurred through and after the Effective Date, when due.

3	CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Borrower shall consent to or shall have delivered, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed original signatures to the Loan Documents to which it is a party;

(b) duly executed original signatures to the Control Agreement[s];

(c) its Operating Documents and a good standing certificate of Borrower certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date;

(d) duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(e) certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(f) the Perfection Certificate executed by Borrower and Guarantor;

(g) duly executed guaranty and security agreement by Guarantor;

(h) a legal opinion of Borrower’s counsel dated as of the Effective Date together with the duly executed original signatures thereto;

(i) a copy of its Registration Rights Agreement/Investors’ Rights Agreement and any amendments thereto;

(j) evidence satisfactory to Bank that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank;

(k) payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof; and

(l) duly executed Warrant.

3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a) except as otherwise provided in Section 3.4, timely receipt of an executed Payment/Advance Form;

(b) the representations and warranties in Section 5 shall be true in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension: provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects: provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof: and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c) in Bank’s reasonable discretion, there has not been a Material Adverse Change or there has not been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank.

3.3 Covenant to Deliver. Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in Bank’s sole discretion.

3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance (other than Advances under Sections 2.1.2 or 2.1.4), Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 3:00 P.M. Eastern time on the Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a Responsible Officer or designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.

4 CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim. in excess of $100,000, in the aggregate, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

If this Agreement is terminated. Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5 REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization, Authorization; Power and Authority. Borrower and each of its Subsidiaries are duly existing and in good standing as Registered Organizations in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank completed certificates each signed by Borrower and Guarantor respectively, entitled “Perfection Certificate”. Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth, as of the Effective Date, Borrower’s place of business, or. if more than one. its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one. Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any its Subsidiaries or any of their property or assets may be bound or affected, which could reasonably be expected to have a material adverse effect on Borrower’s business, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b) or filings to perfect liens or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2 Collateral. Borrower has good title to. has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion. All Inventory is in all material respects of good and marketable quality, free from material defects.

Except as noted on the Perfection Certificate. Borrower is not a party to, nor is bound by, any material license or other material agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral. Borrower shall provide written notice to Bank within thirty (30) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such material licenses or material agreements to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law: or by the terms of any such material license or material agreement, whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

5.3 Accounts Receivable. For any Eligible Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Certificate. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

5.4 Litigation. Except as set forth in the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Two Hundred Thousand Dollars ($200,000).

5.5 No Material Deviation in Financial Statements. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.6 Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.7 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally or which could not reasonably be expected to have a material adverse effect on Borrower’s business. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.

5.8 Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments and the following wholly-owned subsidiaries: (i) Demandware GmbH, (ii) Demandware UK Limited, and (iii) Demandware Securities Corp.

5.9 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports (except such returns or reports related to taxes as may be due or owing in an amount less than $25,000 in the aggregate, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower (except such returns or reports related to taxes as may be due or owing in an amount less than $25,000 in the aggregate). Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to. any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.10 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.11 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6 AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1 Government Compliance.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business.

(b) Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in the Collateral. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

6.2 Financial Statements, Reports, Certificates.

(a) Deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than two hundred ten (210) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion; (iii) within Five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt; (iv) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K. 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (v) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of One Hundred Thousand Dollars ($100,000) or more; (vi) annually, or more frequently as updated. Board-approved projections and any subsequent amendments thereto within ten (10) days of Board approval; and (vii) other financial information reasonably requested by Bank.

(b) Within thirty (30) days after the last day of each month in which Credit Extensions in an amount greater than $1,250,000 were outstanding, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable (by invoice date).

(c) Within thirty (30) days after the last day of each month, deliver to Bank with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement.

(d) Allow Bank to audit Borrower’s Collateral at Borrower’s expense; provided that such audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing.

6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000).

6.4 Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay. and require each of its Subsidiaries to timely file, all foreign, federal, stare and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a loss payable endorsement showing Bank as an additional loss payee and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer must give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank’s option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing. Borrower shall have the option of applying the proceeds of any casualty policy up to Fifty Thousand Dollars ($50,000) with respect to any loss, but not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank. Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5. and take any action under the policies Bank deems prudent.

6.6 Operating Accounts.

(a) Maintain all of its and all of its U.S. Subsidiaries’ operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates. Guarantor shall maintain all depository, operating and securities accounts with Bank, or Bank’s Affiliates.

(b) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains. Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of the Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.

6.7 Financial Covenants.

Borrower shall maintain, at all times, to be tested as of the last day of each month, unless otherwise noted:

(a) Quick Ratio. Commencing as of the month ending [May 31], 2008, as of the last day of each month thereafter, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.50 to 1.0 (with the exception of the months ending September 30, 2008, October 31, 2008, and November 30, 2008, which shall be at least 1.20 to 1.0).

6.8 Protection of Intellectual Property Rights. Borrower shall, to the extent commercially reasonable: (a) protect, defend and maintain the validity and enforceability of its intellectual property; (b) promptly advise Bank in writing of material infringements of its intellectual property; and (c) not allow any intellectual property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

6.9 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party (not including Borrower or an Affiliate of Borrower) suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

6.10 Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Bank, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.

7 NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment: (c) in connection with Permitted Liens and Permitted Investments; and (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) have a change in senior management such that any one (1) out of the three (3) Key Persons resigns, is terminated, or is not longer actively involved in the management of the Borrower in his current position and a replacement reasonably satisfactory to Bank for such Key Person is not made, within ninety (90) days after departure from Borrower; or (iii) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than 49% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the transaction). Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Ten Thousand Dollars ($10,000) in Borrower’s assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein (subject to Permitted Liens which are permitted to have priority over the Bank’s security interest herein), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s intellectual property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Lien” herein.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6.(b) hereof.

7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of Fifty Thousand Dollars ($50,000) per fiscal year; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the

Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8 EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7, or violates any covenant in Section 7; or

(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof: provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above:

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds in excess of $100,000 in the aggregate of Borrower or of any entity under control of Borrower (including a Subsidiary) on deposit with Bank or any Bank Affiliate, or (ii) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period: and

(b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any part of its business;

8.5 Insolvency (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a material adverse effect on Borrower’s business;

8.7 Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order, or decree);

8.8 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9 Subordinated Debt. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of such agreement, in each case, which permits the acceleration of Subordinated Debt in excess of One Hundred Thousand Dollars ($100,000); or

8.11 Governmental Approvals. Any Governmental Approval which is required for the operation of the Borrower’s business shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term (and the Borrower shall have exhausted any right to appeal such decision) or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (iii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval which is required for the operation of the Borrower’s business in any other jurisdiction.

8.12 Guaranty. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8, occurs with respect to any Guarantor, or (d) the liquidation, winding up, or termination of existence of any Guarantor; or (e) a material impairment in the perfection or priority of Bank’s Lien in the collateral provided by Guarantor or in the value of such collateral.

9 BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) demand that Borrower (i) deposits cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d) terminate any FX Forward Contracts:

(e) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank’s security interest in such funds, and verify the amount of such account;

(f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted, solely pursuant to the provisions of this Section 9.1, a nonexclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, to the extent reasonably necessary to complete production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section. Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j) demand and receive possession of Borrower’s Books; and

(k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors: (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document. Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate charged by Bank hereunder, and secured by the Collateral, Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this

Agreement. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10 NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Demandware, Inc.
10 Presidential Way, 2nd Floor
Woburn, Massachusetts 01801
Attn:
Fax:
Email:

with a copy to:	Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Attn: Mitchel Appelbaum, Esquire
Fax: (617) 526-5000
Email: mitchel.appelbaum@wilmerhale.com

If to Bank:	Silicon Valley Bank
One Newton Executive Park, Suite 200,
2221 Washington Street
Newton, Massachusetts 02464
Attn: Mr. Mark Gallagher
Fax: (617) 969-5973
Email: MGallagher@svb.com

with a copy to:	Riemer & Braunstein, LLP
Three Center Plaza
Boston, Massachusetts 02108
Attn: David A. Ephraim, Esquire
Fax: (617)880-3456
Email: DEphraim@riemerlaw.com

11 CHOICE OF LAW, VENUE, JURY TRIAL WAIVER.

Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12 GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

12.2 Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by such Indemnified Person from, following, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.6 Amendments in Writing; Integration. All amendments to this Agreement must be in writing and signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank snail survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9 Confidentiality. In handling any confidential information. Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that either; (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Bank does not disclose Borrower’s identity or the identity of any person associated with Borrower unless otherwise expressly permitted by this Agreement. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.10 Right of Set Off. Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.11 Termination Prior to Maturity Date. This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Notwithstanding any such termination. Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.

13 DEFINITIONS

13.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Advance” or “Advances” means an advance (or advances) under the Revolving Line.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Availability Amount” is (i) the lesser of (A) the Revolving Line or (B) the aggregate of (1) the amount available under the Borrowing Base, plus (2) One Million Two Hundred Fifty Thousand Dollars ($1,250,000) minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (iii) the FX Reduction Amount, minus (iv) any amounts used for Cash Management Services, and minus (v) the outstanding principal balance of any Advances.

“Bank” is defined in the preamble hereof.

“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings).

“Board” is Borrower’s Board of Directors.

“Borrower” is defined in the preamble hereof

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Base” is eighty percent (80.0%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s Board and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday. Sunday or a day on which Bank is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue.

“Cash Management Services” is defined in Section 2.1.4.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the Commonwealth of Massachusetts; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the Commonwealth of Massachusetts, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account. Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit D.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinate, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Credit Extension” is any Advance. Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services. Bridge Loan Advance, or any other extension of credit by Bank for Borrower’s benefit.

“Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.

“Default Rate” is defined in Section 2.3(b).

“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s deposit account, account number                         , maintained with Bank.

“Dollars.” “dollars” and “$” each mean lawful money of the United States.

“Effective Date” is defined in the preamble hereof.

“Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3. Bank reserves the right, at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:

(a) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;

(b) Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(c) Accounts owing from an Account Debtor which does not have its principal place of business in the United States, unless such Accounts are otherwise Eligible Accounts and provided that the total Advances relating thereto do not exceed One Million Dollars ($1,000,000.00);

(d) Accounts billed and/or payable outside of the United States:

(e) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

(f) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(g) Accounts with credit balances over ninety (90) days from invoice date;

(h) Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

(i) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(j) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(k) Accounts owing from an Account Debtor that has not been invoiced or where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(l) Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(m) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(n) Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(o) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(p) Accounts for which the Account Debtor has not been invoiced;

(q) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(r) Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond 90 days;

(s) Accounts subject to chargebacks or others payment deductions taken by an Account Debtor (but only to the extent the chargeback is determined invalid and subsequently collected by Borrower);

(t) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(u) Accounts owing from an Account Debtor with respect to which Borrower has received deferred revenue (but only to the extent of such deferred revenue):

(v) Accounts for which Bank in its good faith business judgment determines collection to be doubtful; and

(w) other Accounts Bank deems ineligible in the exercise of its good faith business judgment.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Foreign Currency” means lawful money of a country other than the United States.

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.

“FX Forward Contract” is defined in Section 2.1.3.

“FX Reduction Amount” is defined in Section 2.1.3.

“FX Reserve” is defined in Section 2.1.3.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any present or future guarantor of the Obligations, including Demandware Securities Corp.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intershop License Agreement” is that certain License Agreement by and between the Borrower and Intershop, dated June 30, 2004, as amended by Amendment #1, dated September 27, 2004 and Amendment # 2 dated February 28, 2005.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Key Persons” means Borrower’s Chief Executive Officer (who is John Pearce, as of the Effective Date), Executive Chairman (who is Stephan Schambach as of the Effective Date), and President of Worldwide Sales (who is Jeff Barnett as of the Effective Date).

“Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.

“Letter of Credit Application” is defined in Section 2.1.2(a).

“Letter of Credit Reserve” has the meaning set forth in Section 2.l.2(d).

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; (c) a material impairment of the prospect of repayment of any portion of the Obligations; or (d) Bank determines, based upon information available to it and in its judgment, that there is a substantial likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

“Maturity Date” is, the Revolving Line Maturity Date.

“Obligations’” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, or any of the Loan Documents, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any and including interest accruing after Insolvency, and the performance of Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability-company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Payment/Advance Form” is that certain form attached hereto as Exhibit B.

“Payment Date” is the first calendar day of each calendar month.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f) Indebtedness secured by Permitted Liens;

(g) Indebtedness relating to reimbursement obligations for Letters of Credit issued by Bank; and

(g) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments shown on the Perfection Certificate and existing on the Effective Date;

(b) Cash Equivalents;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers of directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(f) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;

(g) Investments of Borrower in Demandware GmbH for ordinary and necessary operating expenses, not to exceed $250,000.00 in the aggregate per calendar month;

(h) Investments in Demandware Securities Corp.; and

(i) Investments of other Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed $100,000 in the aggregate in any fiscal year.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986; as amended, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Million Five Hundred Dollars ($1,500.000.00) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed $50,000 and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicensee of property (other than real property) granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest;

(h) Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Bank has a first perfected security interest in the amounts held in such deposit and/or securities accounts;

(i) Liens arising from judgments, decrees, or attachments in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(j) Liens securing indebtedness relating to reimbursement obligations for Letters of Credit issued by Bank; and

(k) non-exclusive license of intellectual property granted to third parties in the ordinary course of business.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Quick Assets” is, on any date, Borrower’s unrestricted cash at Bank plus net billed accounts receivable.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Revolving Line” is an Advance or Advances in an amount equal to Three Million Dollars ($3,000,000) in the aggregate.

“Revolving Line Maturity Date” is July 17, 2009.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Settlement Date” is defined in Section 2.1.3.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” means, with respect to any Person, any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person or one or more of Affiliates of such Person.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, but excluding all other Subordinated Debt.

“Transfer” is defined in Section 7.1.

“Unused Revolving Line Facility Fee” is defined in Section 2.4(d).

“Warrant” is that certain Warrant to Purchase Stock dated as of the Effective Date executed by Borrower in favor of Bank.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Effective Date.

BORROWER: DEMANDWARE. INC.

By	/s/ John Pearce
Name:	John Pearce
Title:	CEO

BANK: SILICON VALLEY BANK

By	/s/ Mark Gallagher
Name:	Mark Gallagher
Title:	SVP

1

EXHIBIT A – COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit lights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired (a) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, (b) the Intershop License Agreement; or (c) any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and. to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unparented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing

Pursuant to the terms of a certain negative pledge arrangement with Bank. Borrower has agreed not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Bank’s prior written consent.

1

EXHIBIT B – LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON E.S.T.*

Fax To:	Date:

LOAN PAYMENT:
DEMANDWARE. INC.

From Account #	To Account
#
(Deposit Account #)		(Loan Account #)
Principal $	and/or Interest
$

Authorized Signature:	Phone Number:
Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #	To Account
#
(Loan Account #)		(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, E.S.T.

Beneficiary Name:		Amount
of Wire: $
Beneficiary Bank:		Account
Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.): (For International Wire Only)

Intermediary Bank:	Transit (ABA) #:
For Further Credit to:

Special Instruction:

*	Unless otherwise provided for an Advance bearing interest at LIBOR.

2

By signing below, the undersigned acknowledges and agrees that the funds transfer request by the Borrower shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

DEMANDWARE, INC.

Authorized Signature:	2nd Signature (if required):
_________________________________________
Print Name/Title:	Print Name/Title:
_____________________________________________________
Telephone #:	Telephone #:

3

EXHIBIT C - BORROWING BASE CERTIFICATE

Borrower: Demandware. Inc.

Lender: Silicon Valley Bank

Commitment Amount: $1,750,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable (invoiced) Book Value as of	$
2.	Additions (please explain on reverse)	$
3.	TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due	$
5.	Balance of 50% over 90 day accounts	$
6.	Foreign Accounts (in excess of $1,000,000)	$
7.	Ineligible Foreign Invoiced Accounts	$
8.	Contra/Customer Deposit Accounts	$
9.	Intercompany/Employee Accounts	$
10.	Credit balances over 90 days	$
11.	Concentration Limits	$
12.	Ineligible U.S. Governmental Accounts	$
13.	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
14.	Accounts with Progress/Milestone/Pre-billings; Contract Accounts	$
15.	Accounts for Retainage Billings	$
16.	Trust Accounts	$
17.	Bill and Hold Accounts	$
18	Unbilled Accounts	$
19.	Non-Trade Accounts	$
20.	Accounts with Extended Term Invoices	$
21.	Accounts subject to Chargebacks	$
22.	Disputed Accounts	$
23.	Other (please explain on reverse)	$
24.	Deferred Revenue	$
25.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
26.	Eligible Accounts (#3 minus #25)	$
27.	ELIGIBLE AMOUNT OF ACCOUNTS (80% of #26)	$
28.	Maximum Loan Amount	$
29.	Total Funds Available (Lesser of #28 or #27)	$
30.	Present balance owing on Line of Credit	$
31.	Outstanding under Sublimits	$
32.	RESERVE POSITION (#28 minus #30 and #31)	$

[Continued on following page.]

1

The undersigned Borrower represents and warrants that this is true, complete and correct in all material respects, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned Borrower and Silicon Valley Bank.

BANK USE ONLY
COMMENTS:	Received by:
AUTHORIZED SIGNER
DEMANDWARE. INC.	Date:
Verified:
By:	AUTHORIZED SIGNER
Authorized Signer	Date:
Date:	Compliance Status: Yes No

2

EXHIBIT D - COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM: DEMANDWARE, INC,

The undersigned authorized officer of Demandware, Inc. (“Borrower”) certifies in such capacity that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”). (1) Borrower is in complete compliance for the period ending                          with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies, in the capacity as an authorized officer of the Borrower, that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges, in the capacity as an authorized officer of the Borrower, that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 210 days	Yes No
Board Approved Projections	Annually, within 10 days of approval	Yes No
Borrowing Base Certificate A/R Agings	Monthly within 30 days (in which Credit Extensions greater than $1,250,000 are outstanding)	Yes No

Financial Covenant	Required	Actual	Complies
Maintain on a monthly basis (after the Equity Event) :
Minimum Adjusted Quick Ratio	1.50:1.0 (except for 9/30/08; 10/31/08, and 11/30/08 which shall be 1.20:1.0)	:1.0	Yes No

3

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

DEMANDWARE. INC	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:
Compliance Status: Yes No

4

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

1.	Adjusted Quick Ratio (Section 6.7(a))

Required:             1.50:1.00 (with the exception of 9/30/08, 10/31/08 and 11/30/08, which is 1.20:1.0)

Actual:

A.	Aggregate value of the unrestricted cash of Borrower at Bank	$
B.	Aggregate value of the net billed accounts receivable of Borrower
C.	Quick Assets (the sum of lines A and B)
D.	Aggregate value of Obligations to Bank
E.	Aggregate value of liabilities of Borrower (including all Indebtedness) that matures within one (1) year
F.	Current Liabilities (the sum of lines D and E)
G.	Aggregate value of ail amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$
H.	Line F minus G	$
I.	Adjusted Quick Ratio (line C divided by line H)

Is Line I equal to or greater than 1.50 to 1.0

No. not in compliance	Yes, in compliance

5

CONSENT AND FIRST AMENDMENT TO LOAN AGREEMENT

This Consent (this “Consent”) is entered into this 23 day of December, 2008 by and between SILICON VALLEY BANK (“Bank”) and DEMANDWARE, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 18, 2008 (as amended, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Borrower contemplates consummating a bridge financing with North Bridge Venture Partners V-A, L.P., North Bridge Venture Partners V-B, L.P., General Catalyst Group III, L.P., and GC Entrepreneurs Fund III, L.P. (individually and collectively, the “Investor”) in an aggregate amount of up to One Million Five Hundred Thousand Dollars ($1,500,000.00) pursuant to certain Secured Demand Promissory Note and a certain Secured Demand Note Purchase Agreement each dated as of December __, 2008, which shall be secured by a lien on all assets (including intellectual property) of Borrower (the “Financing”). Borrower has requested that Bank consent to the Financing.

C. Bank has agreed to so consent to the Financing, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Consent shall have the meanings given to them in the Loan Agreement.

2. Credit Extensions. Borrower acknowledges, confirms, and agrees that no additional Credit Extensions shall be made under the Loan Agreement until: (i) all outstanding obligations of Borrower to Investor have been paid in full in cash, and (ii) all liens in favor of Investor have been released; and provided that no Event of Default has occurred and is continuing.

3. Consent. Subject to the terms of Section 8 below, Bank hereby consents to the Financing and agrees that (a) the Financing shall be considered Permitted Indebtedness, and (b) the Financing shall not, in and of itself, constitute an Event of Default under Section 7.4, Section 7.5, or Section 7.8 of the Loan Agreement.

4. Representations and Warranties. To induce Bank to enter into this Consent, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Consent (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and due authority to execute and deliver this Consent; and

4.3 The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

5. Integration. This Consent and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into this Consent and the Loan Documents.

6. Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Consent is not a novation and the terms and conditions of this Consent shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Consent and the terms of such documents, the terms of this Consent shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

7. Counterparts. This Consent may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness. This Consent shall be deemed effective upon (a) the due execution and delivery to Bank of this Consent by each party hereto, and (b) Bank’s receipt of a Subordination Agreement from each Investor substantially in the form attached hereto as Exhibit A, duly executed and delivered by the applicable Investor and Borrower.

9. Governing Law. This Consent and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Demandware, Inc.

By:	/s/ Jane A. Braun	By:	/s/ Scott J. Dussault
Name:	Jane Braun	Name:	Scott J. Dussault
Title:	SVP	Title:	CFO

Exhibit A

SECOND AMENDMENT TO LOAN AGREEMENT

This Second Amendment to Loan Agreement (this “Amendment”) is entered into as of June 26, 2009, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and DEMANDWARE, INC., a Delaware corporation with its chief executive office located at 10 Presidential Way, 2nd Floor, Woburn, Massachusetts 01801 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Borrower is indebted to Bank pursuant to a certain Loan and Security Agreement dated as of July 18, 2008, between Borrower and Bank, as amended by that certain Consent and First Amendment to Loan Agreement between Borrower and Bank dated December 23, 2008 (as amended, the “Loan Agreement”). The parties desire to amend the Loan Agreement as set forth herein. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	Borrower acknowledges, confirms and agrees that, on and after the 2009 Closing Date, no Credit Extensions shall be made under the Revolving Line.

2	The Loan Agreement shall be amended by adding the following new Section 2.1.5 entitled “Equipment Advances” appearing immediately after Section 2.1.4 thereof:

“2.1.5 Equipment Advances

(a) Availability. Subject to the terms and conditions of this Agreement, during the Draw Period, Bank shall make advances (each, an “Equipment Advance” and, collectively, “Equipment Advances”) not exceeding the Equipment Line. Equipment Advances may only be used to finance Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of each Equipment Advance. Notwithstanding the foregoing, the initial Equipment Advance (the “Initial Equipment Advance”) must be requested within thirty (30) days after the 2009 Closing Date, and may be used to reimburse Borrower for Eligible Equipment purchased on or after January 1, 2009. All Eligible Equipment must have been new when purchased by Borrower, except for such Eligible Equipment that is disclosed in writing to Bank by Borrower, and that Bank in its sole discretion has agreed to finance, prior to being financed by Bank. No Equipment Advance may exceed one hundred percent (100%) of the total invoice for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment except to the extent such are allowed to be financed pursuant hereto as Other Equipment). Unless otherwise agreed to by Bank, not more than twenty-five percent (25%) of the proceeds of the Equipment Line shall be used to finance Other Equipment. Borrower may only request four (4) Equipment Advances hereunder. After repayment, no Equipment Advance may be reborrowed.

(b) Repayment. Each Equipment Advance shall immediately amortize and be payable in (i) thirty-six (36) equal payments of principal, plus (ii) accrued interest thereon at the rate set forth in Section 2.3(a), beginning on the first Payment Date following such Equipment Advance and continuing on the Payment Date of each month thereafter. Notwithstanding the foregoing, all unpaid principal and interest on each Equipment Advance shall be due on the applicable Equipment Maturity Date.

(c) Prepayment Upon an Event of Loss. Borrower shall bear the risk of any loss, theft, destruction, or damage of or to the Financed Equipment. If, during the term of this Agreement, any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period ending beyond the Equipment Maturity Date with respect to such Financed Equipment (an “Event of Loss”), then, within ten (10) days following such Event of Loss, Borrower shall (i) pay to Bank on account of the Obligations all accrued, unpaid interest to the date of the prepayment, plus all outstanding principal owing with respect to the Financed Equipment subject to the Event of Loss; or (ii) if no Event of Default has occurred and is continuing, at Borrower’s option, repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment. Any partial prepayment of an Equipment Advance paid by Borrower on account of an Event of Loss shall be applied to prepay amounts owing for such Equipment Advance in inverse order of maturity.”

3	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.3(a) thereof:

“ (a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of: (i) seven percent (7.0%), and (ii) one and one-quarter of one percentage point (1.25%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.”

and inserting in lieu thereof the following:

“(a) Interest Rate. Subject to Section 2.3(b), (i) the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of: (A) seven percent (7.0%), and (B) one and one-quarter of one percentage point (1.25%) above the Prime Rate, and (ii) the principal amount of each Equipment Advance shall accrue interest at a fixed per annum rate equal to seven and one half of one percentage points (7.50%), which interest shall, in each case, be payable monthly in accordance with Section 2.3(f) below.”

4	The Loan Agreement shall be amended by deleting the following text appearing in Section 3.4 thereof:

“3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance (other than Advances under Sections 2.1.2 or 2.1.4), Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 3:00 P.M. Eastern time on the Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a Responsible Officer or designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.”

and inserting in lieu thereof the following:

“3.4 Procedures for Borrowing

(a) Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance (other than Advances under Sections 2.1.2 or 2.1.4), Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 3:00 P.M. Eastern time on the Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a Responsible Officer or designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.

(b) Equipment Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Equipment Advance set forth in this Agreement, to obtain an Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Eastern time one (1) Business Day before the proposed Funding Date. The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a copy of the invoice for the Equipment being financed. If Borrower satisfies the conditions of each Equipment Advance, Bank shall disburse such Equipment Advance by transfer to the Designated Deposit Account.”

5	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.2(a)(vi) thereof:

“(vi) annually, or more frequently as updated, Board-approved projections and any subsequent amendments thereto within ten (10) days of Board approval;”

and inserting in lieu thereof the following:

“(vi) annually, or more frequently as updated, Board-approved projections and any subsequent amendments thereto within ten (10) days of Board approval. Notwithstanding the foregoing, Borrower shall deliver to Bank on or before the earlier of (A) March 15 of each calendar year (commencing with March 15, 2010), and (B) within ten (10) days of Board approval, Borrower’s Board approved revenue forecasts and projections for such year, and any amendments thereto (the “FYE Forecast”).”

6	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.2(b) thereof:

“(b) Within thirty (30) days after the last day of each month in which Credit Extensions in an amount greater than $1,250,000 were outstanding, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable (by invoice date).”

and inserting in lieu thereof the following:

“(b) Within thirty (30) days after the last day of each month in which Advances were outstanding, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer.”

7	The Loan Agreement shall be amended by adding the following text appearing immediately after Section 6.2(d) thereof:

“(e) At any time during which Borrower may make Advance requests under the Revolving Line, within thirty (30) days after the last day of each month, deliver to Bank (i) aged listings of accounts receivable and accounts payable (by invoice date), and (ii) a report of Borrower’s Deferred Revenue.”

8	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.7 thereof:

“6.7 Financial Covenants.

Borrower shall maintain, at all times, to be tested as of the last day of each month, unless otherwise noted:

(a) Quick Ratio. Commencing as of the month ending [May 31], 2008, as of the last day of each month thereafter, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.50 to 1.0 (with the exception of the months ending September 30, 2008, October 31, 2008, and November 30, 2008, which shall be at least 1.20 to 1.0).”

and inserting in lieu thereof the following:

“6.7 Financial Covenants.

Borrower shall maintain, at all times, to be tested as of the last day of each month, unless otherwise noted:

(a) Quick Ratio. Commencing with (i) the quarter ending June 30, 2009, and each quarter thereafter, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.00 to 1.0, tested as of the last day of each quarter, and (ii) the month ending June 30, 2009, and each month thereafter (other than the last month of each calendar quarter), a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 0.85 to 1.0.

(b) Minimum Revenue. Commencing with the quarter ending June 30, 2009, and as of the last day of each quarter thereafter, minimum revenue (as defined under GAAP) of at least: (i) Three Million Three Hundred Ninety Thousand Dollars ($3,390,000), for the quarter ending June 30, 2009, (ii) Four Million One Hundred Seventy Thousand ($4,170,000), for the quarter ending September 30, 2009, (iii) Six Million Four Hundred Ninety Thousand Dollars ($6,490,000), for the quarter ending December 31, 2009, and (iv) with respect to the quarter ending March 31, 2010 and each quarter thereafter, the greater of (x) Six Million Dollars ($6,000,000), and (y) eighty-five percent (85%) of the FYE Forecast.”

9	The Loan Agreement shall be amended by deleting the following text appearing in Section 7.2(c)(i) thereof:

“(c) (i) have a change in senior management such that any one (1) out of the three (3) Key Persons resigns, is terminated, or is not longer actively involved in the management of the Borrower in his current position and a replacement reasonably satisfactory to Bank for such Key Person is not made within ninety (90) days after departure from Borrower:”

and inserting in lieu thereof the following:

“(c) (i) have a change in senior management such that any two (2) out of the three (3) Key Persons resign, are terminated, or are not longer actively involved in the management of the Borrower in their current positions and replacements reasonably satisfactory to Bank for such Key Persons are not made within ninety (90) days after departure from Borrower;”

10	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Credit Extension” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, Bridge Loan Advance, or any other extension of credit by Bank for Borrower’s benefit.”

““Key Persons” means Borrower’s Chief Executive Officer (who is John Pearce, as of the Effective Date), Executive Chairman (who is Stephan Schambach as of the Effective Date), and President of Worldwide Sales (who is Jeff Barnett as of the Effective Date).”

““Maturity Date” is, the Revolving Line Maturity Date.”

and inserting in lieu thereof the following:

““Credit Extension” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, Equipment Advance, or any other extension of credit by Bank for Borrower’s benefit.”

““Key Persons” means Borrower’s Chief Executive Officer (who is John Pearce, as of the 2009 Closing Date), Executive Chairman (who is Stephan Schambach as of the 2009 Closing Date), and Chief Financial Officer (who is Scott Dussault as of the 2009 Closing Date).”

““Maturity Date” is, the Revolving Line Maturity Date or the Equipment Maturity Date.”

11	The Loan Agreement shall be amended by inserting the following definitions alphabetically in Section 13.1 thereof:

““2009 Closing Date” is June 26, 2009.”

““Draw Period” is the period of time from the Effective Date through the earlier to occur of (a) December 31, 2009, or (b) an Event of Default.”

““Eligible Equipment” is the following to the extent it complies with all of Borrower’s representations and warranties to Bank, is acceptable to Bank in all respects, is located at 10 Presidential Way, 2nd Floor, Woburn, Massachusetts 01801 or such other location as Borrower shall advise Bank of in writing pursuant to this Agreement, and is subject to a first priority Lien in favor of Bank: (a) general purpose equipment, and (b) Other Equipment.”

““Equipment Advance” or “Equipment Advances” is defined in Section 2.1.5(a).”

““Equipment Line” is an Equipment Advance or Equipment Advances in an aggregate amount of up to Two Million Dollars ($2,000,000).”

““Equipment Maturity Date” is, for each Equipment Advance, the date which is thirty-five (35) months after the initial Payment Date with respect to such Equipment Advance.”

“Event of Loss” is defined in Section 2.1.5(c).”

“ “Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by an Equipment Advance.”

““FYE Forecast” is defined in Section 6.2 (a).”

““Initial Equipment Advance” is defined in Section 2.1.5(a).”

““Other Equipment” is computer software and soft costs approved by Bank, including taxes, shipping, warranty charges, freight discounts and installation expenses.”

12	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

B.	Waivers.

1	Bank hereby waives Borrower’s existing defaults under the Loan Agreement by virtue of Borrower’s failure to comply with the financial covenant set forth in Section 6.7(a) thereof for each month from October 31, 2008 to March 31, 2009. Bank’s waiver of Borrower’s compliance of said affirmative covenant shall apply only to the foregoing specific periods.

3. FEES. Borrower shall pay to Bank a commitment fee equal to Twenty Thousand Dollars ($20,000), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this Amendment.

4. CONSISTENT CHANGES. The Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

6. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Agreement and the other Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Loan Agreement and the other Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Amendment shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of the Loan Agreement and the other Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Amendment.

8. CONF1DENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

9. COUNTERSIGNATURE. This Amendment shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Amendment is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

DEMANDWARE lNC.		SILICON VALLEY BANK

By:	/s/ Scott J. Dussault	By:	Jane A. Braun

Name:	Scott J. Dussault	Name:	Jane A. Braun

Title:	Chief Financial Officer	Title:	S.V.P.

The undersigned, Demandware Securities Corp., ratifies, confirms and reaffirms, all and singular, the terms and conditions of a (i) certain Unconditional Guaranty dated July 18, 2008 (the “Guaranty”), and (ii) certain Security Agreement dated July 18, 2008 (the “Security Agreement”), and acknowledges, confirms and agrees that each of the Guaranty and the Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Amendment, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

DEMANDWARE SECURITIES CORP.

By:	/s/ Dean J. Breda
Name:	Dean J. Breda
Title:	Asst. Secretary

EXHIBIT A

EXHIBIT D - COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:________________________
FROM:	DEMANDWARE, INC.

The undersigned authorized officer of Demand ware. Inc. (“Borrower”) certifies in such capacity that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                          with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies, in the capacity as an authorized officer of the Borrower, that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges, in the capacity as an authorized officer of the Borrower, that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited)	FYE within 210 days	Yes No

Borrowing Base Certificate	Monthly within 30 days (in which Credit Extensions are made under the Revolving Line)	Yes No

FYE Forecast and amendments thereto	Annually, on or before the earlier of March 15, and 10 days of Board Approval	Yes No

A/R Agings, A/P Agings, and Deferred Revenue Report	At any time during which Borrower may make Advance requests under the Revolving Line, monthly within 30 days	Yes No

Financial Covenant	Required			Actual		Complies
Maintain on a monthly basis:
Minimum Adjusted Quick Ratio		0.85:1.0			:1.0	Yes No
Maintain on a quarterly basis:
Minimum Adjusted Quick Ratio		1.0:1.0			:1.0	Yes No
Minimum Revenue	$		*	$		Yes No

*	See Section 6.7(b) of the Agreement

The following financial covenant analysis and information set forth in Schedule I attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

_____________________________________________________________________________________________________

_____________________________________________________________________________________________________

_____________________________________________________________________________________________________

DEMANDWARE, INC	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: __________________

I.	Adjusted Quick Ratio (Section 6.7(a))

Required:	0.85:1.0 (monthly)
1.0:1.0 (quarterly)
Actual:

A.	Aggregate value of the unrestricted cash of Borrower at Bank	$____

B.	Aggregate value of the net billed accounts receivable of Borrower

C.	Quick Assets (the sum of lines A and B)

D.	Aggregate value of Obligations lo Bank

E.	Aggregate value of liabilities of Borrower (including all Indebtedness) that matures within one (l) year

F.	Current Liabilities (the sum of lines D and E)

G.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$___

H.	Line F minus G	$___

I.	Adjusted Quick Ratio (line C divided by line H)	____

Is Line I equal to or greater than [0.85:1.0 (monthly)] [1.0:1.0 (quarterly)] to 1.0

______ No. not in compliance	______Yes, in compliance

II.	Minimum Revenue (Section 6.7(b)

Required:

See chart below:

Quarter Ended	Minimum Revenue
June 30, 2009	$3,390,000
September 30, 2009	$4,170,000
December 31, 2009	$6,490,000
Each quarter end thereafter	the greater of (x) Six Million Dollars ($6,000,000), and (y) eighty-five percent (85%) of the FYE Forecast

Actual: minimum revenues (as defined under GAAP) $______________________________________

______ No. not in compliance	______ Yes, in compliance

ASSISTANT SECRETARY’S CORPORATE BORROWING CERTIFICATE

BORROWER:	Demandware, Inc.	DATE:	6/26/09
BANK:	Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1. I am the Assistant Secretary of the Borrower.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware.

3. Attached as Exhibit A hereto is a true, correct and complete copy of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above. Such Certificate of Incorporation has not been amended, annulled, rescinded, revoked or supplemented, and remains in full force and effect as of the date hereof.

4. Borrower’s By-Laws (including amendments) previously delivered to Bank on June 30, 2008 have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

5. The persons named below are now and have been duly qualified and acting officers of Borrower, duly elected to the office as set forth opposite their respective names and the signatures set forth opposite their respective names and offices are their respective genuine signatures:

Name	Title	Signature

John Pearce	Chief Executive Officer and President	/s/ John Pearce

Stephan Schambach	Secretary	/s/ Stephan Schambach

Scott J. Dussault	Chief Financial Officer and Assistant Secretary	/s/ Scott J. Dussault

6. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation of same from Borrower.

BE IT RESOLVED, that any one (1) of the above named officers or employees of Borrower, acting for and on behalf of Borrower, are authorized and empowered:

Borrow Money. To borrow from time to time from Silicon Valley Bank (“Bank”), on such terms as may be agreed upon between the officers of Borrower and Bank, such sum or sums of money as in their judgment should be borrowed.

Execute Loan Documents. To execute and deliver to Bank the loan documents of Borrower at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of Borrower to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the loan documents, or any portion of the loan documents.

Grant Security. To grant a security interest to Bank in any of Borrower’s assets, which security interest shall secure all of Borrower’s obligations to Bank

Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to Borrower or in which Borrower may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of Borrower with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Letters of Credit. To execute letter of credit applications and other related documents pertaining to Bank’s issuance of letters of credit.

Foreign Exchange Contracts. To execute and deliver foreign exchange contracts, either spot or forward, from time to time, in such amount as, in the judgment of the officer or officers herein authorized.

Issue Warrants. To issue warrants to purchase Borrower’s capital stock, for such class, series and number, and on such terms, as an officer of Borrower shall deem appropriate. Upon such issuance the requisite number of shares of Borrower’s capital stock will be automatically reserved for the exercise of such Warrants.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these resolutions shall remain in full force and effect and Bank may rely on these resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of Borrower’s agreements or commitments in effect at the time notice is given.

IN WITNESS WHEREOF, I have executed this Certificate on behalf of Borrower in my capacity as Secretary as of the 26th day of June, 2009.

CERTIFIED TO AND ATTESTED BY:

By:	/s/ Scott J. Dussault
Scott J. Dussault, Assistant Secretary

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 5 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the Chief Executive Officer of Borrower, hereby certify as to paragraphs 1 through 6 above, as of the date set forth above, as of the date set forth above.

By:	/s/ John Pearce
John Pearce, Chief Executive Officer

EXHIBIT A

See Attached Fifth Amended and Restated Certificate of Incorporation

THIRD AMENDMENT TO LOAN AGREEMENT

This Third Amendment to Loan Agreement (this “Amendment”) is entered into as of March 2, 2010, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and DEMANDWARE, INC., a Delaware corporation with its chief executive office located at 10 Presidential Way, 2nd Floor, Woburn, Massachusetts 01801 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Borrower is indebted to Bank pursuant to a certain Loan and Security Agreement dated as of July 18, 2008, between Borrower and Bank, as amended by that certain Consent and First Amendment to Loan Agreement between Borrower and Bank dated December 23, 2008, and as further amended by that certain Second Amendment to Loan Agreement between Borrower and Bank dated as of June 26, 2009 (as amended, the “Loan Agreement”). The parties desire to amend the Loan Agreement as set forth herein. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement

1	The Loan Agreement shall be amended by deleting the following text appearing in Section 7.2(c)(i) thereof:

“(c) (i) have a change in senior management such that any two (2) out of the three (3) Key Persons resign, are terminated, or are not longer actively involved in the management of the Borrower in their current positions and replacements reasonably satisfactory to Bank for such Key Persons are not made within ninety (90) days after departure from Borrower:”

and inserting in lieu thereof the following:

“(c) (i) have a change in senior management such that both Key Persons resign, are terminated, or are no longer actively involved in the management of the Borrower in their current positions and replacements reasonably satisfactory to Bank for such Key Persons are not made within ninety (90) days after departure from Borrower.”

2	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof.

“ “Key Persons” means Borrower’s Chief Executive Officer (who is John Pearce, as of the 2009 Closing Date). Executive Chairman (who is Stephan Schambach as of the 2009 Closing Date), and Chief Financial Officer (who is Scott Dussault as of the 2009 Closing Date)”

and inserting in lieu thereof the following.

“ “Key Persons” means Borrower’s Chief Executive Officer (who is Tom Ebling as of the 2010 Closing Date) and Chief Financial Officer (who is Scott Dussault as of the 2010 Closing Date).”

3	The Loan Agreement shall be amended by inserting the following definition to appear alphabetically in Section 13. 1 thereof:

“ “2010 Closing Date” is March 2, 2010”

3. FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this Amendment.

4. CONSISTENT CHANGES. The Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5 RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

6. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Agreement and the other Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Loan Agreement and the other loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Amendment shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of the Loan Agreement and the other Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Amendment.

8 CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

9 COUNTERSIGNATURE. This Amendment shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Amendment is executed as a sealed instrument under the laws of the Common wealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

DEMANDWARE, INC.		SILICON VALLEY BANK

By:	/s/ Scott J. Dussault	By:	/s/ Jane A. Braun
Name:	Scott J. Dussault	Name:	Jane A. Braun
Title:	CFO	Title:	SVP

The undersigned, Demandware Securities Corp., ratifies, confirms and reaffirms, all and singular, the terms and conditions of a (i) certain Unconditional Guaranty dated July 18, 2008 (the “Guaranty”), and (ii) certain Security Agreement dated July 18, 2008 (the “Security Agreement”), and acknowledges, confirms and agrees that each of the Guaranty and the Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Amendment, or any other documents, instruments and or agreements executed and or delivered in connection herewith.

DEMANDWARE SECURITIES CORP.

By:	/s/ Dean J. Breda

Name:	Dean J. Breda

Title:	Vice President

FOURTH AMENDMENT TO LOAN AGREEMENT

This Fourth Amendment to Loan Agreement (this “Amendment”) is entered into as of April 28, 2010, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and DEMANDWARE, INC., a Delaware corporation with its chief executive office located at 10 Presidential Way, 2nd Floor, Woburn, Massachusetts 01801 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Borrower is indebted to Bank pursuant to a certain Loan and Security Agreement dated as of July 18, 2008, between Borrower and Bank, as amended by that certain Consent and First Amendment to Loan Agreement between Borrower and Bank dated December 23, 2008, as amended by that certain Second Amendment to Loan Agreement between Borrower and Bank dated as of June 26, 2009, and as further amended by that certain Third Amendment to Loan Agreement between Borrower and Bank dated as of March 2, 2010 (as amended, the “Loan Agreement”). The parties desire to amend the Loan Agreement as set forth herein. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by adding the following new Section 2.1.6 entitled “2010 Equipment Advances” appearing immediately after Section 2.1.5 thereof:

“2.1.6 2010 Equipment Advances.

(a) Availability. Subject to the terms and conditions of this Agreement, during the 2010 Equipment Line Draw Period, Bank shall make advances (each, a “2010 Equipment Advance” and, collectively, “2010 Equipment Advances”) not exceeding the 2010 Equipment Line. 2010 Equipment Advances may only be used to finance Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of each 2010 Equipment Advance. Notwithstanding the foregoing, the initial 2010 Equipment Advance may be used to reimburse Borrower for Eligible Equipment purchased on or after January 1, 2010. All Eligible Equipment must have been new when purchased by Borrower, except for such Eligible Equipment that is disclosed in writing to Bank by Borrower, and that Bank in its sole discretion has agreed to finance, prior to being financed by Bank. No 2010 Equipment Advance may exceed one hundred percent (100%) of the total invoice for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment except to the extent such are allowed to be financed pursuant hereto as Other Equipment). Unless otherwise agreed to by Bank, not more than twenty-five percent (25%) of the proceeds of the 2010 Equipment Line shall be used to finance Other Equipment. Borrower may only request four (4) 2010 Equipment Advances hereunder. After repayment, no 2010 Equipment Advance may be reborrowed.

(b) Repayment. Each 2010 Equipment Advance shall immediately amortize and be payable in (i) thirty-six (36) equal payments of principal, plus (ii) accrued interest thereon at the rate set forth in Section 2.3(a), beginning on the first Payment Date following such 2010 Equipment Advance and continuing on the Payment Date of each month thereafter. Notwithstanding the foregoing, all unpaid principal and interest on each 2010 Equipment Advance shall be due on the applicable 2010 Equipment Maturity Date.”

2 The Loan Agreement shall be amended by deleting the following text appearing in Section 2.3(a) thereof:

“(a) Interest Rate. Subject to Section 2.3(b), (i) the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of: (A) seven percent (7.0%), and (B) one and one-quarter of one percentage point (1.25%) above the Prime Rate, and (ii) the principal amount of each Equipment Advance shall accrue interest at a fixed per annum rate equal to seven and one half of one percentage points (7.50%), which interest shall, in each case, be payable monthly in accordance with Section 2.3(f) below.”

and inserting in lieu thereof the following:

“(a) Interest Rate. Subject to Section 2.3(b), (i) the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of: (A) seven percent (7.0%), and (B) one and one-quarter of one percentage point (1.25%) above the Prime Rate, (ii) the principal amount of each Equipment Advance shall accrue interest at a fixed per annum rate equal to seven and one half of one percentage points (7.50%), and (iii) the principal amount of each 2010 Equipment Advance shall accrue interest at a fixed per annum rate equal to seven and one quarter of one percentage points (7.25%), which interest shall, in each case, be payable monthly in accordance with Section 2.3(f) below.”

3 The Loan Agreement shall be amended by adding the following new Section 3.4(c) appearing immediately after 3.4(b) thereof:

“(c) 2010 Equipment Advances. Subject to the prior satisfaction of all other applicable conditions to the making of a 2010 Equipment Advance set forth in this Agreement, to obtain a 2010 Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Eastern time one (1) Business Day before the proposed Funding Date. The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a copy of the invoice for the Equipment being financed. If Borrower satisfies the conditions of each 2010 Equipment Advance, Bank shall disburse such 2010 Equipment Advance by transfer to the Designated Deposit Account.”

4 The Loan Agreement shall be amended by deleting the following text appearing in Section 6.2(a)(vi) thereof:

“(vi) annually, or more frequently as updated, Board-approved projections and any subsequent amendments thereto within ten (10) days of Board approval. Notwithstanding the foregoing, Borrower shall deliver to Bank on or before the earlier of (A) March 15 of each calendar year (commencing with March 15, 2010), and (B) within ten (10) days of Board approval, Borrower’s Board approved revenue forecasts and projections for such year, and any amendments thereto (the “FYE Forecast”).”

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and inserting in lieu thereof the following:

“(vi) annually, or more frequently as updated, Board-approved projections and any subsequent amendments thereto within ten (10) days of Board approval. Notwithstanding the foregoing, Borrower shall deliver to Bank on or before the earlier of (A) March 15 of each calendar year (commencing with March 15, 2010), and (B) within ten (10) days of Board approval, Borrower’s Board approved revenue forecasts and projections for such year (broken down by each quarter), and any amendments thereto (the “FYE Forecast”).”

5 The Loan Agreement shall be amended by deleting the following text appearing in Section 6.7 thereof:

“6.7 Financial Covenants.

Borrower shall maintain, at all times, to be tested as of the last day of each month, unless otherwise noted:

(a) Quick Ratio. Commencing with (i) the quarter ending June 30, 2009, and each quarter thereafter, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.00 to 1.0, tested as of the last day of each quarter, and (ii) the month ending June 30, 2009, and each month thereafter (other than the last month of each calendar quarter), a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 0.85 to 1.0.

(b) Minimum Revenue. Commencing with the quarter ending June 30, 2009, and as of the last day of each quarter thereafter, minimum revenue (as defined under GAAP) of at least: (i) Three Million Three Hundred Ninety Thousand Dollars ($3,390,000), for the quarter ending June 30, 2009, (ii) Four Million One Hundred Seventy Thousand Dollars ($4,170,000), for the quarter ending September 30, 2009, (iii) Six Million Four Hundred Ninety Thousand Dollars ($6,490,000), for the quarter ending December 31, 2009, and (iv) with respect to the quarter ending March 31, 2010 and each quarter thereafter, the greater of (x) Six Million Dollars ($6,000,000), and (y) eighty-five percent (85%) of the FYE Forecast.”

and inserting in lieu thereof the following:

“6.7 Financial Covenants.

Borrower shall maintain, at all times, to be tested as of the last day of each month, unless otherwise noted:

(a) Quick Ratio. Commencing with (i) the quarter ending June 30, 2009 and as of the last day of each subsequent quarter through and including the quarter ended December 31, 2009, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.00 to 1.0, tested as of the last day of each quarter, (ii) the month ending June 30, 2009 and as of the last day of each subsequent month through and including the month ended February 28, 2010 (other than the last month of each calendar quarter), a ratio of

3

Quick Assets to Current Liabilities minus Deferred Revenue of at least 0.85 to 1.0, and (iii) the month ended March 31, 2010, and as of the last day of each subsequent month thereafter, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.25 to 1.0.

(b) Minimum Revenue. Commencing with the quarter ended March 31, 2010, and as of the last day of each quarter thereafter, minimum revenue (as defined under GAAP) of at least: (i) Four Million Eight Hundred Thousand Dollars ($4,800,000) for the quarter ended March 31, 2010, (ii) Five Million Five Hundred Thousand Dollars ($5,500,000), for the quarter ending June 30, 2010, (iii) Six Million Three Hundred Thousand Dollars ($6,300,000), for the quarter ending September 30, 2010, (iv) Eight Million Dollars ($8,000,000) for the quarter ending December 31, 2010, and (v) with respect to the quarter ending March 31, 2011 and as of the last day of each subsequent quarter thereafter, the greater of (x) Eight Million Dollars ($8,000,000), and (y) eighty-five percent (85%) of the FYE Forecast for such quarter period.”

6 The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Credit Extension” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, Equipment Advance, or any other extension of credit by Bank for Borrower’s benefit.”

““Eligible Equipment” is the following to the extent it complies with all of Borrower’s representations and warranties to Bank, is acceptable to Bank in all respects, is located at 10 Presidential Way, 2nd Floor, Woburn, Massachusetts 01801 or such other location as Borrower shall advise Bank of in writing pursuant to this Agreement, and is subject to a first priority Lien in favor of Bank: (a) general purpose equipment, and (b) Other Equipment.”

““Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by an Equipment Advance.”

““Maturity Date” is the Revolving Line Maturity Date or the Equipment Maturity Date.”

and inserting in lieu thereof the following:

““Credit Extension” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, Equipment Advance, 2010 Equipment Advance or any other extension of credit by Bank for Borrower’s benefit.”

““Eligible Equipment” is the following to the extent it complies with all of Borrower’s representations and warranties to Bank, is acceptable to Bank in all respects, is located at 10 Presidential Way, 2nd Floor, Woburn, Massachusetts 01801 or such other locations as Borrower shall advise Bank of in writing pursuant to this Agreement, and is subject to a first priority Lien in favor of Bank: (a) general purpose equipment, and (b) Other Equipment.”

4

“ “Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by an Equipment Advance and/or 2010 Equipment Advance.”

“ “Maturity Date” is the Revolving Line Maturity Date, the Equipment Maturity Date, or the 2010 Equipment Maturity Date.”

7 The Loan Agreement shall be amended by inserting the following definitions alphabetically in Section 13.1 thereof:

“ “2010 Effective Date” is April 28, 2010.”

“ “2010 Equipment Line Draw Period” is the period of time from the 2010 Effective Date through the earlier to occur of (a) December 31, 2010, or (b) an Event of Default.”

“ “2010 Equipment Advance” or “2010 Equipment Advances” is defined in Section 2.1.6(a).”

“ “2010 Equipment Line” is a 2010 Equipment Advance or 2010 Equipment Advances in an aggregate amount of up to Four Million Dollars ($4,000,000).”

“ “2010 Equipment Maturity Date” is for each 2010 Equipment Advance, the date which is thirty-five (35) months after the initial Payment Date with respect to such 2010 Equipment Advance.”

8 The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

3. FEES. Borrower shall pay to Bank a commitment fee equal to Thirty Thousand Dollars ($30,000), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this Amendment.

4. CONSISTENT CHANGES. The Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

6. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Agreement and the other Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Loan Agreement and the other Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Amendment in no way shall obligate Bank to make any

5

future modifications to the Obligations. Nothing in this Amendment shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of the Loan Agreement and the other Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Amendment.

8. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

9. COUNTERSIGNATURE. This Amendment shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

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This Amendment is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

DEMANDWARE, INC.		SILICON VALLEY BANK

By:	/s/ Scott J. Dussault	By:	/s/ Jane A. Braun
Name:	Scott J. Dussault	Name:	Jane A. Braun
Title:	CFO	Title:	Senior Vice President

The undersigned, Demandware Securities Corp., ratifies, confirms and reaffirms, all and singular, the terms and conditions of a (i) certain Unconditional Guaranty dated July 18, 2008 (the “Guaranty”), and (ii) certain Security Agreement dated July 18, 2008 (the “Security Agreement”), and acknowledges, confirms and agrees that each of the Guaranty and the Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Amendment, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

DEMANDWARE SECURITIES CORP.

By:	/s/ Dean J. Breda
Name:	Dean J. Breda
Title:	Vice President

EXHIBIT A

EXHIBIT D - COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	DEMANDWARE, INC.

The undersigned authorized officer of Demandware, Inc. (“Borrower”) certifies in such capacity that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies, in the capacity as an authorized officer of the Borrower, that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges, in the capacity as an authorized officer of the Borrower, that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited)	FYE within 210 days	Yes No

Borrowing Base Certificate	Monthly within 30 days (in which Credit Extensions are made under the Revolving Line)	Yes No

FYE Forecast and amendments thereto	Annually, on or before the earlier of March 15, and 10 days of Board Approval	Yes No

A/R Agings, A/P Agings, and Deferred Revenue Report	At any time during which Borrower may make Advance requests under the Revolving Line, monthly within 30 days	Yes No

Financial Covenant	Required		Actual	Complies
Maintain on a monthly basis:
Minimum Adjusted Quick Ratio		1.25:1.0	:1.0	Yes No
Maintain on a quarterly basis:
Minimum Revenue	$	*	$	Yes No

*See	Section 6.7(b) of the Agreement

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

DEMANDWARE, INC.	BANK USE ONLY

Received by:
AUTHORIZED SIGNER
By:	Date:
Name:	Verified:
Title:		AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I. Adjusted Quick Ratio (Section 6.7(a))

Required: 1.25:1.0 (monthly)

Actual:

A.	Aggregate value of the unrestricted cash of Borrower at Bank	$

B.	Aggregate value of the net billed accounts receivable of Borrower	$

C.	Quick Assets (the sum of lines A and B)	$

D.	Aggregate value of Obligations to Bank	$

E.	Aggregate value of liabilities of Borrower (including all Indebtedness) that matures within one (1) year	$

F.	Current Liabilities (the sum of lines D and E)	$

G.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$

H.	Line F minus G	$

I.	Adjusted Quick Ratio (line C divided by line H)		______

Is Line I equal to or greater than 1.25:1.0?

No, not in compliance	Yes, in compliance

II. Minimum Revenue (Section 6.7(b)

Required:

See chart below:

Quarter Ended	Minimum Revenue
March 31, 2010	$4,800,000
June 30, 2010	$5,500,000
September 30, 2010	$6,300,000
December 31, 2010	$8,000,000
Each quarter end thereafter	the greater of (x) Eight Million Dollars ($8,000,000), and (y) eighty-five percent (85%) of the FYE Forecast

Actual: minimum revenues (as defined under GAAP) $

No, not in compliance	Yes, in compliance

FIFTH AMENDMENT TO LOAN AGREEMENT

This Fifth Amendment to Loan Agreement (this “Amendment”) is entered into as of June 23, 2011, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and DEMANDWARE, INC., a Delaware corporation with its chief executive office located at 5 Wall Street, Burlington, MA 01803 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Borrower is indebted to Bank pursuant to a certain Loan and Security Agreement dated as of July 18, 2008, between Borrower and Bank, as amended by that certain Consent and First Amendment to Loan Agreement between Borrower and Bank dated December 23, 2008, as amended by that certain Second Amendment to Loan Agreement between Borrower and Bank dated as of June 26, 2009, as amended by that certain Third Amendment to Loan Agreement between Borrower and Bank dated as of March 2, 2010, and as further amended by that certain Fourth Amendment to Loan Agreement between Borrower and Bank dated as of April 28, 2010 (as amended, the “Loan Agreement”). The parties desire to amend the Loan Agreement as set forth herein. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF CHANGE IN TERMS.

A. Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by adding the following new Section 2.1.7 entitled “2011 Equipment Advances” appearing immediately after Section 2.1.6 thereof:

“2.1.7        2011 Equipment Advances.

(a) Availability. Subject to the terms and conditions of this Agreement, during the 2011 Equipment Line Draw Period, Bank shall make advances (each, a “2011 Equipment Advance” and, collectively, “2011 Equipment Advances”) not exceeding the 2011 Equipment Line. 2011 Equipment Advances may only be used to finance Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of each 2011 Equipment Advance. Notwithstanding the foregoing, the initial 2011 Equipment Advance may be used to reimburse Borrower for Eligible Equipment purchased on or after January 1, 2011. All Eligible Equipment must have been new when purchased by Borrower, except for such Eligible Equipment that is disclosed in writing to Bank by Borrower, and that Bank in its sole discretion has agreed to finance, prior to being financed by Bank. No 2011 Equipment Advance may exceed one hundred percent (100%) of the total invoice for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment except to the extent such are allowed to be financed pursuant hereto as Other Equipment). Unless otherwise agreed to by Bank, not more than twenty-five percent (25%) of the proceeds of the 2011 Equipment Line shall be used to finance Other Equipment. Borrower may only request up to four (4) 2011 Equipment Advances hereunder. After repayment, no 2011 Equipment Advance may be reborrowed.

(b) Repayment. Each 2011 Equipment Advance shall immediately amortize and be payable in (i) thirty-six (36) equal payments of principal, plus (ii) accrued interest thereon at the rate set forth in Section 2.3(a), beginning on the first Payment Date following such 2011 Equipment Advance and continuing on the Payment Date of each month thereafter. Notwithstanding the foregoing, all unpaid principal and interest on each 2011 Equipment Advance shall be due on the applicable 2011 Equipment Maturity Date.”

2	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.3(a) thereof:

“(a) Interest Rate. Subject to Section 2.3(b), (i) the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of: (A) seven percent (7.0%), and (B) one and one-quarter of one percentage point (1.25%) above the Prime Rate, (ii) the principal amount of each Equipment Advance shall accrue interest at a fixed per annum rate equal to seven and one half of one percentage points (7.50%), and (iii) the principal amount of each 2010 Equipment Advance shall accrue interest at a fixed per annum rate equal to seven and one quarter of one percentage points (7.25%), which interest shall, in each case, be payable monthly in accordance with Section 2.3(f) below.”

and inserting in lieu thereof the following:

“(a) Interest Rate. Subject to Section 2.3(b), (i) the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of: (A) seven percent (7.0%), and (B) one and one-quarter of one percentage point (1.25%) above the Prime Rate, (ii) the principal amount of each Equipment Advance shall accrue interest at a fixed per annum rate equal to seven and one half of one percentage points (7.50%), (iii) the principal amount of each 2010 Equipment Advance shall accrue interest at a fixed per annum rate equal to seven and one quarter of one percentage points (7.25%), and (iv) the principal amount of each 2011 Equipment Advance shall accrue interest at a fixed per annum rate equal to six percentage points (6.0%), which interest shall, in each case, be payable monthly in accordance with Section 2.3(f) below.”

3	The Loan Agreement shall be amended by adding the following new Section 3.4(d) appearing immediately after 3.4(c) thereof:

“(d) 2011 Equipment Advances. Subject to the prior satisfaction of all other applicable conditions to the making of a 2011 Equipment Advance set forth in this Agreement, to obtain a 2011 Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Eastern time one (1) Business Day before the proposed Funding Date. The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a copy of the invoice for the Equipment being financed. If Borrower satisfies the conditions of each 2011 Equipment Advance, Bank shall disburse such 2011 Equipment Advance by transfer to the Designated Deposit Account.”

4	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.2(a)(i) thereof:

“(i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank;”

and inserting in lieu thereof the following:

“(i) as soon as available, but no later than thirty (30) days after the last day of each month, (x) a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank, and (y) a company prepared consolidating balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such month certified by a Responsible Officer and in a form acceptable to Bank;”

5	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.2(b) thereof:

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“(b) Within thirty (30) days after the last day of each month in which Advances were outstanding, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer.”

and inserting in lieu thereof the following:

“(b) Intentionally omitted.”

6	The Loan Agreement shall be amended by deleting the text appearing in Section 6.2(e) thereof:

“(e) At any time during which Borrower may make Advance requests under the Revolving Line, within thirty (30) days after the last day of each month, deliver to Bank (i) aged listings of accounts receivable and accounts payable (by invoice date), and (ii) a report of Borrower’s Deferred Revenue.”

and inserting in lieu thereof the following:

“(e) Intentionally omitted.”

7	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.7(b) thereof:

“(b) Minimum Revenue. Commencing with the quarter ended March 31, 2010, and as of the last day of each quarter thereafter, minimum revenue (as defined under GAAP) of at least: (i) Four Million Eight Hundred Thousand Dollars ($4,800,000) for the quarter ended March 31, 2010, (ii) Five Million Five Hundred Thousand Dollars ($5,500,000), for the quarter ending June 30, 2010, (iii) Six Million Three Hundred Thousand Dollars ($6,300,000), for the quarter ending September 30, 2010, (iv) Eight Million Dollars ($8,000,000) for the quarter ending December 31, 2010, and (v) with respect to the quarter ending March 31, 2011 and as of the last day of each subsequent quarter thereafter, the greater of (x) Eight Million Dollars ($8,000,000), and (y) eighty-five percent (85%) of the FYE Forecast for such quarter period.”

and inserting in lieu thereof the following:

“(b) Minimum Revenue. Commencing with the quarter ended March 31, 2010, and as of the last day of each quarter thereafter, minimum revenue (as defined under GAAP) of at least: (i) Four Million Eight Hundred Thousand Dollars ($4,800,000) for the quarter ended March 31, 2010, (ii) Five Million Five Hundred Thousand Dollars ($5,500,000), for the quarter ended June 30, 2010, (iii) Six Million Three Hundred Thousand Dollars ($6,300,000), for the quarter ended September 30, 2010, (iv) Eight Million Dollars ($8,000,000) for the quarter ended December 31, 2010, (v) Eight Million Dollars ($8,000,000), for the quarter ended March 31, 2011, (vi) Nine Million Dollars ($9,000,000), for the quarter ending June 30, 2011, (vii) Nine Million Seven Hundred Fifty Thousand Dollars ($9,750,000), for the quarter ending September 30, 2011, (viii) Eleven Million Five Hundred Thousand Dollars ($11,500,000) for the quarter ending December 31, 2011, and (ix) with respect to the quarter ending March 31, 2012 and as of the last day of each subsequent

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quarter thereafter, the greater of (y) Eleven Million Dollars ($11,000,000), and (z) eighty-five percent (85%) of the FYE Forecast for such quarter period.”

8	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Credit Extension” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, Equipment Advance, 2010 Equipment Advance or any other extension of credit by Bank for Borrower’s benefit.”

““Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by an Equipment Advance and/or 2010 Equipment Advance.”

““Maturity Date” is the Revolving Line Maturity Date, the Equipment Maturity Date, or the 2010 Equipment Maturity Date.”

and inserting in lieu thereof the following:

““Credit Extension” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, Equipment Advance, 2010 Equipment Advance, 2011 Equipment Advance or any other extension of credit by Bank for Borrower’s benefit.”

““Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by an Equipment Advance, 2010 Equipment Advance and/or 2011 Equipment Advance.”

““Maturity Date” is the Revolving Line Maturity Date, the Equipment Maturity Date, the 2010 Equipment Maturity Date, or the 2011 Equipment Maturity Date.”

9	The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

““2011 Effective Date” is June 23, 2011.”

““2011 Equipment Advance” or “2011 Equipment Advances” is defined in Section 2.1.7(a).”

““2011 Equipment Line” is a 2011 Equipment Advance or 2011 Equipment Advances in an aggregate amount of up to Four Million Dollars ($4,000,000).”

““2011 Equipment Line Draw Period” is the period of time from the 2011 Effective Date through the earlier to occur of (a) March 31, 2012, or (b) an Event of Default.”

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“ “2011 Equipment Maturity Date” is, for each 2011 Equipment Advance, the date which is thirty-five (35) months after the initial Payment Date with respect to such 2011 Equipment Advance.”

10	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

3. FEES. Borrower shall pay to Bank a commitment fee equal to Twenty Thousand Dollars ($20,000), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this Amendment.

4. PERFECTION CERTIFICATE. Borrower and Guarantor have each delivered an updated Perfection Certificate in connection with this Loan Modification Agreement (individually and collectively, the “Updated Perfection Certificate”) each dated as of June 23, 2011, which Updated Perfection Certificate shall supersede in all respects those certain Perfection Certificates dated as of July 18, 2008. Borrower and Guarantor agrees that all references in the Loan Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

5. CONSISTENT CHANGES. The Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

7. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Agreement and the other Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Loan Agreement and the other Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Amendment shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of the Loan Agreement and the other Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Amendment.

9. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

10. COUNTERSIGNATURE. This Amendment shall become effective only when it shall have been executed by Borrower and Bank.

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This Amendment is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

DEMANDWARE, INC.		SILICON VALLEY BANK

By:	/s/ Scott J. Dussault	By:	/s/ Brendan P. Quinn

Name:	Scott J. Dussault	Name:	Brendan P. Quinn

Title:	CFO	Title:	VP

The undersigned, Demandware Securities Corp. (“Guarantor”), ratifies, confirms and reaffirms, all and singular, the terms (i) and conditions of a certain Unconditional Guaranty dated July 18, 2008 (the “Guaranty”), (ii) and conditions of a certain Security Agreement dated July 18, 2008 (the “Security Agreement”), and (iii) and disclosures contained in a certain Perfection Certificate dated as of July 23, 2011 (the “Perfection Certificate”), and acknowledges, confirms and agrees that (x) the disclosures and information Guarantor provided to Bank in the Perfection Certificate have not changed, as of the date hereof, and (y)each of the Guaranty and the Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Amendment, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

DEMANDWARE SECURITIES CORP.

By:	/s/ Scott J. Dussault

Name:	Scott J. Dussault

Title:	CFO

EXHIBIT A

EXHIBIT D - COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM: DEMANDWARE, INC.

The undersigned authorized officer of Demandware, Inc. (“Borrower”) certifies in such capacity that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies, in the capacity as an authorized officer of the Borrower, that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges, in the capacity as an authorized officer of the Borrower, that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 210 days	Yes No
FYE Forecast and amendments thereto	Annually, on or before the earlier of March 15, and 10 days of Board Approval	Yes No

Financial Covenant	Required			Actual		Complies
Maintain on a monthly basis:
Minimum Adjusted Quick Ratio		1.25:1.0			:1.0	Yes No
Maintain on a quarterly basis:
Minimum Revenue	$		*	$		Yes No

*	See Section 6.7(b) of the Agreement

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

DEMANDWARE, INC	BANK USE ONLY

By:	Received by:
AUTHORIZED SIGNER
Name:	Date:

Title:	Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Adjusted Quick Ratio (Section 6.7(a))

Required:             1.25:1.0 (monthly)

Actual:

A.	Aggregate value of the unrestricted cash of Borrower at Bank	$
B.	Aggregate value of the net billed accounts receivable of Borrower	$
C.	Quick Assets (the sum of lines A and B)	$
D.	Aggregate value of Obligations to Bank	$
E.	Aggregate value of liabilities of Borrower (including all Indebtedness) that matures within one (1) year	$
F.	Current Liabilities (the sum of lines D and E)	$
G.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$
H.	Line F minus G	$
I.	Adjusted Quick Ratio (line C divided by line H)

Is Line I equal to or greater than 1.25:1.0?

No, not in compliance	Yes, in compliance

II.	Minimum Revenue (Section 6.7(b)

Required:

See chart below:

Quarter Ended	Minimum Revenue
March 31, 2011	$8,000,000
June 30, 2011	$9,000,000
September 30, 2011	$9,750,000
December 31, 2011	$11,500,000
Each quarter end thereafter	The greater of (y) Eleven Million Dollars ($11,000,000), and (z) eighty-five percent (85%) of the FYE Forecast

Actual: minimum revenues (as defined under GAAP) $

No, not in compliance	Yes, in compliance

SIXTH AMENDMENT TO LOAN AGREEMENT

This Sixth Amendment to Loan Agreement (this “Amendment”) is entered into as of August 15, 2011, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and DEMANDWARE, INC., a Delaware corporation with its chief executive office located at 5 Wall Street, Burlington, Massachusetts 01803 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Borrower is indebted to Bank pursuant to a certain Loan and Security Agreement dated as of July 18, 2008, between Borrower and Bank, as amended by that certain Consent and First Amendment to Loan Agreement between Borrower and Bank dated December 23, 2008, as amended by that certain Second Amendment to Loan Agreement between Borrower and Bank dated as of June 26, 2009, as amended by that certain Third Amendment to Loan Agreement between Borrower and Bank dated as of March 2, 2010, as further amended by that certain Fourth Amendment to Loan Agreement between Borrower and Bank dated as of April 28, 2010, and as further amended by that certain Fifth Loan Modification Agreement between Borrower and Bank dated as of June 23, 2011 (as amended, the “Loan Agreement”). The parties desire to amend the Loan Agreement as set forth herein. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF CHANGE IN TERMS.

A. Modifications to Loan Agreement.

1	Notwithstanding anything to the contrary in the Loan Agreement, no Credit Extension shall be made under the Revolving Line until the completion of Bank’s inspection of Borrower’s Accounts, the Collateral and Borrower’s Books with results satisfactory to Bank in its sole and absolute discretion.

2	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.1.2(a) thereof:

“The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $3,000,000, inclusive of Credit Extensions relating to Sections 2.1.3 and 2.1.4”

and inserting in lieu thereof the following:

“The aggregate Dollar Equivalent amount available to be used for the issuance of Letters of Credit may not exceed (i) the lesser of (A) the Revolving Line or (B) the Borrowing Base, minus (ii) the sum of all outstanding principal amounts of any Advances (including any amounts used for Cash Management Services and the Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and minus (iii) the FX Reduction Amount.”

3	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.1.3 thereof:

“The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve.”

and inserting in lieu thereof the following:

“The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times the lesser of Revolving Line or the Borrowing Base, minus (a) the sum of all outstanding principal amounts of any Advances (including any amounts used for Cash Management Services), and minus (b) the Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve).”

4	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.1.4 thereof:

“Borrower may use up to $3,000,000, inclusive of Credit Extensions relating to Sections 2.1.2 and 2.1.3, of the Revolving Line for Bank’s cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”).”

and inserting in lieu thereof the following:

“Borrower may use the Revolving Line for Bank’s cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”), in an aggregate amount not to exceed the lesser of Revolving Line or the Borrowing Base, minus (a) the sum of all outstanding principal amounts of any Advances, minus (b) the Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and minus (c) the FX Reduction Amount.”

5	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.3(a) thereof:

“(a) Interest Rate. Subject to Section 2.3(b), (i) the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of: (A) seven percent (7.0%), and (B) one and one-quarter of one percentage point (1.25%) above the Prime Rate, (ii) the principal amount of each Equipment Advance shall accrue interest at a fixed per annum rate equal to seven and one half of one percentage points (7.50%), (iii) the principal amount of each 2010 Equipment Advance shall accrue interest at a fixed per annum rate equal to seven and one quarter of one percentage points (7.25%), and (iv) the principal amount of each 2011 Equipment Advance shall accrue interest at a fixed per annum rate equal to six percentage points (6.0%), which interest shall, in each case, be payable monthly in accordance with Section 2.3(f) below.”

and inserting in lieu thereof the following:

“(a) Interest Rate. Subject to Section 2.3(b), (i) the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to (x) prior to the 2011 Effective Date, the greater of: (A)

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seven percent (7.0%), and (B) one and one-quarter of one percentage point (1.25%) above the Prime Rate, and (y) on and after the 2011 Effective Date, three quarters of one percent (0.75%) above the Wall Street Journal Prime Rate, (ii) the principal amount of each Equipment Advance shall accrue interest at a fixed per annum rate equal to seven and one half of one percentage points (7.50%), (iii) the principal amount of each 2010 Equipment Advance shall accrue interest at a fixed per annum rate equal to seven and one quarter of one percentage points (7.25%), and (iv) the principal amount of each 2011 Equipment Advance shall accrue interest at a fixed per annum rate equal to six percentage points (6.0%), which interest shall, in each case, be payable monthly in accordance with Section 2.3(f) below.”

6	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.3(c) thereof:

“(c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.”

and inserting in lieu thereof the following:

“(c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate or Wall Street Journal Prime Rate shall be effective on the effective date of any change to the Prime Rate or Wall Street Journal Prime Rate and to the extent of any such change.”

7	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.2(b) thereof:

“(b) Intentionally omitted.”

and inserting in lieu thereof the following:

“(b) Within thirty (30) days after the last day of each month in which Advances were outstanding, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer.”

8	The Loan Agreement shall be amended by deleting the text appearing in Section 6.2(e) thereof:

“(e) Intentionally omitted.”

and inserting in lieu thereof the following:

“(e) Within thirty (30) days after the last day of each month, deliver to Bank (i) aged listings of accounts receivable and accounts payable (by invoice date), and (ii) a report of Borrower’s Deferred Revenue.”

9	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.7 thereof:

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“6.7	Financial Covenants.

Borrower shall maintain, at all times, to be tested as of the last day of each month, unless otherwise noted:

(a) Quick Ratio. Commencing with (i) the quarter ending June 30, 2009 and as of the last day of each subsequent quarter through and including the quarter ended December 31, 2009, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.00 to 1.0, tested as of the last day of each quarter, (ii) the month ending June 30, 2009 and as of the last day of each subsequent month through and including the month ended February 28, 2010 (other than the last month of each calendar quarter), a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 0.85 to 1.0, and (iii) the month ended March 31, 2010, and as of the last day of each subsequent month thereafter, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.25 to 1.0.

(b) Minimum Revenue. Commencing with the quarter ended March 31, 2010, and as of the last day of each quarter thereafter, minimum revenue (as defined under GAAP) of at least: (i) Four Million Eight Hundred Thousand Dollars ($4,800,000) for the quarter ended March 31, 2010, (ii) Five Million Five Hundred Thousand Dollars ($5,500,000), for the quarter ending June 30, 2010, (iii) Six Million Three Hundred Thousand Dollars ($6,300,000), for the quarter ending September 30, 2010, (iv) Eight Million Dollars ($8,000,000) for the quarter ending December 31, 2010, and (v) with respect to the quarter ending March 31, 2011 and as of the last day of each subsequent quarter thereafter, the greater of (x) Eight Million Dollars ($8,000,000), and (y) eighty-five percent (85%) of the FYE Forecast for such quarter period.”

and inserting in lieu thereof the following:

Borrower shall maintain, at all times, to be tested as of the last day of each month, unless otherwise noted:

(a) Quick Ratio. Commencing with (i) the quarter ending June 30, 2009 and as of the last day of each subsequent quarter through and including the quarter ended December 31, 2009, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.00 to 1.0, tested as of the last day of each quarter, (ii) the month ending June 30, 2009 and as of the last day of each subsequent month through and including the month ended February 28, 2010 (other than the last month of each calendar quarter), a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 0.85 to 1.0, (iii) the month ended March 31, 2010, and as of the last day of each subsequent month through and including the month ended June 30, 2011, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.25 to 1.0, and (iv) the month ended July 31, 2011, and as of the last day of each subsequent month thereafter, a ratio of Quick Assets to the aggregate outstanding Obligations of at least 1.75 to 1.0.

(b) Minimum Revenue. Commencing with the quarter ended March 31, 2010, and as of the last day of each quarter thereafter, minimum revenue (as defined under GAAP) of at least: (i) Four Million Eight Hundred

4

Thousand Dollars ($4,800,000) for the quarter ended March 31, 2010, (ii) Five Million Five Hundred Thousand Dollars ($5,500,000), for the quarter ended June 30, 2010, (iii) Six Million Three Hundred Thousand Dollars ($6,300,000), for the quarter ended September 30, 2010, (iv) Eight Million Dollars ($8,000,000) for the quarter ended December 31, 2010, (v) Eight Million Dollars ($8,000,000), for the quarter ended March 31, 2011, (vi) Ten Million Dollars ($10,000,000), for the quarter ending June 30, 2011, (vii) Ten Million Dollars ($10,000,000), for the quarter ending September 30, 2011, (viii) Twelve Million Dollars ($12,000,000) for the quarter ending December 31, 2011, and (ix) with respect to the quarter ending March 31, 2012 and as of the last day of each subsequent quarter thereafter, the greater of (y) Eleven Million Dollars ($11,000,000), and (z) eighty-five percent (85%) of the FYE Forecast for such quarter period.”

10	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Availability Amount” is (i) the lesser of (A) the Revolving Line or (B) the aggregate of (1) the amount available under the Borrowing Base, plus (2) One Million Two Hundred Fifty Thousand Dollars ($1,250,000) minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (iii) the FX Reduction Amount, minus (iv) any amounts used for Cash Management Services, and minus (v) the outstanding principal balance of any Advances.”

““Quick Assets” is, on any date, Borrower’s unrestricted cash at Bank plus net billed accounts receivable.”

““Revolving Line” is an Advance or Advances in an amount equal to Three Million Dollars ($3,000,000) in the aggregate.”

““Revolving Line Maturity Date” is July 17, 2009.”

and inserting in lieu thereof the following:

““Availability Amount” is (i) the lesser of (A) the Revolving Line or the amount available under the Borrowing Base, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (iii) the FX Reduction Amount, minus (iv) any amounts used for Cash Management Services, and minus (v) the outstanding principal balance of any Advances.”

““Quick Assets” is, on any date, Borrower’s unrestricted cash at Bank plus net billed accounts receivable, which after the 2011 Effective Date shall be not more than ninety (90) days past invoice date.”

““Revolving Line” is an Advance or Advances in an amount equal to Five Million Dollars ($5,000,000) in the aggregate.”

““Revolving Line Maturity Date” is August 10, 2012.”

5

11	The Loan Agreement shall be amended by deleting the following text appearing in the definition entitled “Eligible Accounts” appearing in Section 13.1 thereof:

“(c) Accounts owing from an Account Debtor which does not have its principal place of business in the United States, unless such Accounts are otherwise Eligible Accounts and provided that the total Advances relating thereto do not exceed One Million Dollars ($1,000,000.00);”

and inserting in lieu thereof the following:

“(c) Accounts owing from an Account Debtor which does not have its principal place of business in the United States, unless such Accounts are otherwise Eligible Accounts and provided that the total Advances relating thereto do not at any time exceed twenty-five percent (25.0%) of the aggregate outstanding Advances;”

12	The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

““2011 Effective Date” is August 15, 2011.”

““Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.”

““Wall Street Journal Prime Rate” is means the rate of interest published in the “Money Rates” section of The Wall Street Journal, Eastern Edition as the “United States Prime Rate,” even if such rate is not the lowest or best rate available. In the event that The Wall Street Journal, Eastern Edition is not published or such rate does not appear in The Wall Street Journal, Eastern Edition, the Wall Street Journal Prime Rate shall be determined by Bank until such time as the Wall Street Journal Prime Rate becomes available in accordance with past practices.”

13	The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Borrowing Base Certificate attached as Exhibit A hereto. All references in the Loan Agreement to the Borrowing Base Certificate shall hereinafter be deemed to refer to Exhibit A hereto.

14	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit B hereto. All references in the Loan Agreement to the Compliance Certificate shall hereinafter be deemed to refer to Exhibit B hereto.

3. FEES. Borrower shall pay to Bank a commitment fee equal to Twelve Thousand Five Hundred Dollars ($12,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this Amendment.

6

4. RATIFICATION OF PERFECTION CERTIFICATES. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in those certain Perfection Certificates dated as of June 23, 2011 by Borrower and Guarantor in favor of Bank (individually and collectively, the “Perfection Certificate), and acknowledges, confirms and agrees the disclosures and information Borrower and Guarantor provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

5. CONSISTENT CHANGES. The Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

7. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Agreement and the other Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Loan Agreement and the other Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Amendment shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of the Loan Agreement and the other Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Amendment.

9. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

10. COUNTERSIGNATURE. This Amendment shall become effective only when it shall have been executed by Borrower and Bank.

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This Amendment is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

DEMANDWARE, INC.		SILICON VALLEY BANK

By:	/s/ Thomas Ebling	By:	/s/ Brendan P. Quinn

Name:	Thomas Ebling	Name:	Brendan P. Quinn

Title:	CEO and President	Title:	VP

The undersigned, Demandware Securities Corp. (“Guarantor”), ratifies, confirms and reaffirms, all and singular, the terms (i) and conditions of a certain Unconditional Guaranty dated July 18, 2008 (the “Guaranty”), (ii) and conditions of a certain Security Agreement dated July 18, 2008 (the “Security Agreement”), and (iii) and disclosures contained in a certain Perfection Certificate dated as of June 23, 2011 (the “Perfection Certificate”), and acknowledges, confirms and agrees that (x) the disclosures and information Guarantor provided to Bank in the Perfection Certificate have not changed, as of the date hereof, and (y)each of the Guaranty and the Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Amendment, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

DEMANDWARE SECURITIES CORP.

By:	/s/ Scott Dussault

Name:	Scott Dussault

Title:	President

EXHIBIT A

BORROWING BASE CERTIFICATE

Borrower: Demandware, Inc.

Lender: Silicon Valley Bank

Commitment Amount: $5,000,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable (invoiced) Book Value as of	$
2.	Additions (please explain on reverse)	$
3.	TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due	$
5.	Balance of 50% over 90 day accounts	$
6.	Foreign Accounts (not to exceed 25% of outstandings)	$
7.	Ineligible Foreign Invoiced Accounts	$
8.	Contra/Customer Deposit Accounts	$
9.	Intercompany/Employee Accounts	$
10.	Credit balances over 90 days	$
11.	Concentration Limits	$
12.	Ineligible U.S. Governmental Accounts	$
13.	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
14.	Accounts with Progress/Milestone/Pre-billings; Contract Accounts	$
15.	Accounts for Retainage Billings	$
16.	Trust Accounts	$
17.	Bill and Hold Accounts	$
18.	Unbilled Accounts	$
19.	Non-Trade Accounts	$
20.	Accounts with Extended Term Invoices	$
21.	Accounts subject to Chargebacks	$
22.	Disputed Accounts	$
23.	Other (please explain on reverse)	$
24.	Deferred Revenue	$
25.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
26.	Eligible Accounts (#3 minus #25)	$
27.	ELIGIBLE AMOUNT OF ACCOUNTS (80% of #26)	$

28.	Maximum Loan Amount	$
29.	Total Funds Available (Lesser of #28 or #27)	$
30.	Present balance owing on Line of Credit	$
31.	Outstanding under Sublimits	$
32.	RESERVE POSITION (#29 minus #30 and #31)	$

[Continued on following page.]

The undersigned Borrower represents and warrants that this is true, complete and correct in all material respects, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned Borrower and Silicon Valley Bank.

COMMENTS:	BANK USE ONLY
DEMANDWARE, INC.	Received by:
AUTHORIZED SIGNER
By:	Date:
Authorized Signer	Verified:
Date:	AUTHORIZED SIGNER
Date: Compliance Status: Yes No

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	DEMANDWARE, INC.

The undersigned authorized officer of Demandware, Inc. (“Borrower”) certifies in such capacity that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies, in the capacity as an authorized officer of the Borrower, that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges, in the capacity as an authorized officer of the Borrower, that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 210 days	Yes No
Borrowing Base Certificate	Monthly within 30 days (in which Credit Extensions are made under the Revolving Line)	Yes No
FYE Forecast and amendments thereto	Annually, on or before the earlier of March 15, and 10 days of Board Approval	Yes No
A/R Agings, A/P Agings, and Deferred Revenue Report	Monthly within 30 days	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a monthly basis:
Minimum Adjusted Quick Ratio	1.75:1.0	:1.0	Yes No
Maintain on a quarterly basis:
Minimum Revenue	$ *	$	Yes No

*	See Section 6.7(b) of the Agreement

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

DEMANDWARE, INC	BANK USE ONLY
Received by:
AUTHORIZED SIGNER
By:	Date:
Name:	Verified:
Title:	AUTHORIZED SIGNER
Date: Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Adjusted Quick Ratio (Section 6.7(a))

Required:             1.25:1.0 (monthly)

Actual:

A.	Aggregate value of the unrestricted cash of Borrower at Bank	$
B.	Aggregate value of the net billed accounts receivable of Borrower not more than ninety (90) days past invoice date	$
C.	Quick Assets (the sum of lines A and B)	$
D.	Aggregate outstanding Obligations	$
E.	Adjusted Quick Ratio (line C divided by line D)

Is Line E equal to or greater than 1.25:1.0?

No, not in compliance	Yes, in compliance

II.	Minimum Revenue (Section 6.7(b)

Required:

See chart below:

Quarter Ended	Minimum Revenue
March 31, 2011	$8,000,000
June 30, 2011	$10,000,000
September 30, 2011	$10,000,000
December 31, 2011	$12,000,000
Each quarter end thereafter	The greater of (y) Eleven Million Dollars ($11,000,000), and (z) eighty-five percent (85%) of the FYE Forecast

Actual: minimum revenues (as defined under GAAP) $

No, not in compliance	Yes, in compliance